Exhibit (j)










                          Independent Auditors' Consent

The Board of Directors and Shareholders of Morgan Keegan Select Financial Fund (a fund within the Morgan Keegan Select Fund, Inc.):

We consent to the reference to our firm under the caption "Certified Public Accountants" in the Statement of Additional Information.

                                                     KPMG LLP


Memphis, Tennessee
August 25, 2000